                                                                    Ex-99.(e)(4)

                                     FORM OF

                               AMENDED SCHEDULE A

                         (to the Distribution Agreement
                       between the Forward Funds, Inc. and
                            PFPC Distributors, Inc.)

                                 [            ]
                                  ------------

                                  NAME OF FUNDS

                      Forward Hoover Small Cap Equity Fund
                          Forward Hoover Mini-Cap Fund
                   Forward Uniplan Real Estate Investment Fund
                  Forward Hansberger International Growth Fund
                   Forward International Small Companies Fund
                      Forward Global Emerging Markets Fund
                             Sierra Club Stock Fund
                            Sierra Club Balanced Fund